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                                                                   EXHIBIT 10.67

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement"), effective July 6, 1999, by and between LEISURE TIME CASINOS & RESORTS, INC., a Colorado corporation (the "Company"), and ERIC R. DEY (the "Employee"). The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions hereinafter set forth.

         1. TERM. Subject to the provisions for termination as hereinafter provided in this Agreement, the term of this Agreement shall commence effective on July 6, 1999, and shall terminate on June 30, 2002.

         2. NATURE OF EMPLOYMENT. The Company hereby employs the Employee as the Vice President of Finance of the Company to perform such duties as may be directed by the President or an Executive Vice President of the Company. The Employee accepts such employment, agrees to abide by the Articles of Incorporation, Bylaws, Company policies and the provisions of this Agreement and agrees to devote his full time and best efforts to his employment under this Agreement as is reasonably required. The Employee may carry on outside activities so long as those activities neither conflict nor compete with the Employee's job responsibilities and corporate duties. The Employee shall at all times, faithfully with due diligence and to the best of the Employee's ability, experience and talent, perform all the duties hereunder.

         3.       COMPENSATION, VACATIONS AND EXPENSES.

                  A. SALARY. The Company shall pay to the Employee a salary during the term of this Agreement in accordance with the amounts set forth on Schedule A hereof. The amounts may be increased as determined by the Company through an amendment to Schedule A.

                  B. BONUSES. In addition to salary, on July 16, 1999, the Company will pay the Employee a $20,000 after tax bonus. Any additional bonuses will be set at the discretion of the board of directors of the Company. Nothing shall obligate the Company, in the future, to pay any additional bonus or bonuses to the Employee.

                  C. VACATIONS AND FRINGE BENEFITS. The Employee shall be entitled to an annual vacation of at least the minimum vacation time established by the Company for its employees. The Employee shall further be entitled to participate in and receive the benefits provided under any employee benefit program which may be adopted and maintained by the Company (including, without limitation, those described on Schedule A) and for which the Employee is eligible by virtue of Employee's employment hereunder, but only as and to the extent the Employee would otherwise be eligible as provided in any said program.

                  D. REIMBURSEMENT OF EXPENSES. The Company will reimburse Employee for up to $10,000 of expenses Employee incurs in moving from Plano, Texas, to the



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         Atlanta, Georgia metropolitan area, and will pay Employee up to $2,000 of closing costs Employee incurs in connection with the sale of Employee's current house or in connection with the first purchase by Employee of a house in the Atlanta, Georgia metropolitan area. In addition, the Company will reimburse Employee for round trip coach airfare for up to 2 round trips per month between Atlanta, Georgia, and Dallas, Texas, for the months of July, August and September, 1999, or until Employee's family relocates to the Atlanta, Georgia metropolitan area, whichever is earlier. The Employee is authorized to incur reasonable expenses while performing the Employee's duties under this Agreement, including expenses for entertainment, travel, automobile and similar items incurred on behalf of the Company in an amount consistent with Company policies. The Company will reimburse the Employee upon the presentation by the Employee of itemized accounts of all of the aforementioned expenditures.

         4.       TERMINATION OF AGREEMENT.

                  A. TERMINATION BY EMPLOYEE. The Employee may terminate this Agreement without cause upon 120 days prior written notice to the Company. In such event, the Employee shall continue to render the services required under this Agreement and shall be paid on the regular payment dates the compensation set forth in Schedule A up to the date of termination.

                  B. TERMINATION BY THE COMPANY. If the Employee materially fails or refuses to observe the provisions of this Agreement or if the Company determines in its sole discretion that the Employee is not satisfactorily performing any of the duties required of the Employee under this Agreement, the Company shall give the Employee written notice of such failure or refusal and, if the Employee does not correct such failure or refusal within five (5) days after the giving of such notice, this Agreement may be terminated by the Company immediately upon written notice of such termination to the Employee and upon payment by the Company to the Employee for all compensation accrued under this Agreement to the date of termination. In the event of the Employee's fraud, misappropriation or embezzlement of funds or conviction for any crime punishable as a felony, the Company may terminate this Agreement immediately upon written notice of such termination to the Employee and upon payment by the Company to the Employee for all compensation accrued under this Agreement to the date of termination. In the event of a termination of the Employee's employment for cause in accordance with this Section 4.b, the Company shall have no further obligation to the Employee. However, termination of the Employee's employment for cause shall not terminate or extinguish the Employee's obligation or liability to pay to the Company or any of its affiliates any amount owed to them by the Employee, including, but not limited to, any amounts misappropriated, embezzled or otherwise obtained by the Employee by reason of any of the occurrences referred to in this Section 4.b without prejudice to any other rights or remedies of the Company or its affiliates at law or in equity.

                  C. TERMINATION UPON DEATH OF EMPLOYEE. This Agreement shall automatically terminate in the event of the Employee's death. In such case, any accrued


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         compensation or benefits shall inure to the estate of the Employee and the payment thereof shall be the only liability the Company shall have to the Employee's estate.

         5.       EMPLOYEE ACTIONS.

                  A. EMPLOYEE SHALL NOT DISCLOSE INFORMATION. The Employee recognizes and acknowledges that the list of the customers, as it may exist from time to time, of the Company (which for purposes of this section 5 includes the Company's subsidiaries and affiliates) and any other proprietary or confidential information, including, but not limited to financial information and information pertaining to the software, manufacturing, marketing and sales operations, product pricing, financing operations and potential acquisitions (hereinafter "Confidential Information"), used by the Company in its business are valuable and unique assets of the Company. Except as permitted by the next sentence, the Employee will not during or for a period of three years after the term of his employment, disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent or authorization of the board of directors of the Company. Notwithstanding the prohibitions contained in the foregoing sentence, the Employee shall be permitted to disclose such information during the term of his employment to other persons employed by the Company who have a need to know such information for a proper purpose related to the business of the Company. Upon termination of the Employee's employment by the Company, the Employee shall neither take nor retain any papers, customer lists, manuals, files or other documents or copies thereof belonging to the Company. To the extent any items of Confidential Information constitute trade secrets under Georgia law, Employee's obligations of confidentiality and nondisclosure shall continue to survive after said three year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those the Company has under the common law or applicable statutes for the protection of trade secrets.

                  B. NON-COMPETE. The Employee hereby covenants and agrees that the Employee will not, without the prior written consent of the Company, directly or indirectly by assisting others, whether individually or through any entity controlled by the Employee, during the term of this Agreement and for a period of two years after the termination of this Agreement for any reason ( the "Restrictive Period"), occupy a Competitive Position with any person, firm corporation or business engaged in designing, developing, manufacturing, leasing, selling or operating electronic gaming machines which are supplied to any customer or client of the Company, with whom the Employee has had "material contact," in the "Geographic Territory." The Geographic Territory means the following geographic area: South and Southeast which for purposes of this Agreement consists of the States of Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and West Virginia. The Geographic Territory shall also comprise of California and Montana. Employee acknowledges and agrees that Employee has discharged or will discharge employment responsibilities within the Geographic Territory, and has had or will have within the Geographic area, material contact with parties who have an actual or perspective business relationship or business dealings with the Company. A "Competitive



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         Position" means a position wherein Employee performs or has responsibility for duties that are the same as or substantially similar to all or part of those duties actually performed by Employee while employed by the Company. For the purpose of this section, Employee has had "material contact" with clients and customers of the Company with whom Employee dealt as part of or in an effort to further a business relationship with the Company or about whom Employee received or reviewed financial, pricing, contract, payment and credit, or other trade secret, confidential and proprietary information within the two year period immediately preceding Employee's cessation of employment.

                  C. NON-SOLICITATION OF COMPANY EMPLOYEES. During the Employee's employment with the Company and for two years thereafter, Employee shall not solicit or in any manner encourage employees of the Company to leave the employ of the Company. The foregoing prohibition applies only to employees with whom the Employee had material contact pursuant to Employee's duties during Employee's employment term. "Material contact" means interaction between the Employee and another employee of the Company: (i) with whom Employee actually dealt; or (ii) whose employment or dealings with the Company or services for the Company were handled, coordinated or supervised by the Employee.

                  D. NON-SOLICITATION OF COMPANY CUSTOMERS. During the Employee's employment with the Company and for two years immediately following cessation of Employee's employment with the Company for any reason, Employee shall not, on Employee's own behalf or on behalf of any person, partnership, association, corporation or business organization, entity or enterprise (except the Company), solicit any customer of the Company or any representative of any such customer with a view to selling or providing any product, equipment or service competitive or potentially competitive with any product, equipment or service sold or provided by the Company during the two year period immediately preceding cessation of Employee's employment with the Company, provided that the restrictions set forth herein shall apply only to customers of the Company or representatives of such customers with whom Employee had material contact during such two year period. "Material contact" exists between Employee and each of the existing customers of the Company: (i) with whom Employee actually dealt; or
         (ii) whose dealings with the Company were handled, coordinated or supervised by Employee.

                  E. INTELLECTUAL PROPERTY. The Employee shall disclose to the Company all ideas and business plans developed by the Employee during the term of the Employee's employment with the Company which relate to the business conducted by the Company. All patents, patent applications, patent licenses, formulas, inventions, improvements, designs, discoveries, processes, software, copyrights, know-how, proprietary information, rights, trademarks or trade names or future improvements thereto developed or conceived of by the Employee during any period of employment with the Company shall be promptly disclosed to, and all rights with respect thereto shall be assigned by the Employee to, the Company in consideration of the remuneration paid or payable to the Employee hereunder and shall be considered work made for hire for the Company within the meaning of Title 17 of the United States Code. The Employee acknowledges that "software" as used in this



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         Section 5.e shall include without limitation all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to the software including source code, object and load modules, requirements specifications, design specifications, design notes, flow charts, decoding sheets, annotations, documentation and the structures, organization, sequence, designs, formulas and algorithms which reside in the software and which are not generally known to the public or within the industries or trades in which the Company competes.

                  F. REMEDIES. The Employee acknowledges and agrees that Employee's obligations provided in this Section 5 are necessary and reasonable in order to protect the Company and its business and the Employee expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by Employee of Employee's covenants and agreements set forth herein. Accordingly, Employee agrees and acknowledges that any such violation or threatened violation of this Section 5 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company may be entitled to obtain injunctive relief against the prospective breach of this Section 5 or the continuation of any such breach by the Employee without the necessity of proving actual damages.

                  G.       CONSTRUCTION. In the event that any provision of this
         Section 5 should ever be deemed to exceed the time, geographic, or other limitations permitted by applicable law, then such provision shall be reformed to the maximum time geographic, or other limitations permitted by applicable law. The provisions of this Section 5 shall be applicable for the period indicated and shall survive the termination of this Agreement.

         6. CHANGE IN CONTROL. A "change in control" of the Company shall be deemed to have transpired upon the occurrence after the date hereof of any one of the following events:

                  a. at any time any one person (other than Employee), or more than one person acting as a group, acquires beneficial ownership of the voting securities of the Company that together with voting securities beneficially held by such person or group, constitute more than 20% of the total voting power of the Company's outstanding voting securities. This provision excludes the current majority owner of the Company, Alan N. Johnson and any potential investors acting as a group with Alan N. Johnson;

                  b. the appointment or election of a majority of the members of the Company's board of directors who are appointed or elected during any 24 month period but are not endorsed in writing by a majority of those members of the Company's board of directors who were directors prior to the date of the appointment or election of the first such new director comprising the majority; or

                  c. one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or greater than one third of the total fair market value of all of the Company's assets immediately


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         before the acquisition or acquisitions. This provision excludes the current majority owner Alan N. Johnson and any potential investors acting as a group with Alan N. Johnson.

         At any time after a "change in control" of the Company, the Employee, at the option of the Employee, shall have the right, upon 30 days' prior written notice by the Employee to the Company, to terminate this Agreement and the Company shall pay Employee 299% of Employee's "base amount" of compensation for the "base period" as those times are defined in Section 280G of the Internal Revenue Code of 1986, as amended, in effect as of the date of this Agreement. Such payment shall be made in one lump sum within 30 days after Employee terminates this Agreement and shall be made after deducting all required withholdings.

         7.       GENERAL MATTERS.

                  A. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia and shall be construed in accordance therewith.

                  B. NO WAIVER. No provision of this Agreement may be waived except by an Agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

                  C. AMENDMENT. This Agreement may be amended or altered at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by all parties.

                  D. BINDING EFFECT. This Agreement shall be binding upon the Employee, the Company and their successors and assigns.

                  E. CONSTRUCTION. Throughout this Agreement the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine wherever the context so requires.

                  F. TEXT TO CONTROL. The headings of Sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

                  G. SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions, which shall be fully severable, and the Agreement shall be construed and enforced as if such invalid provision had never been included.

                  H. ENTIRE AGREEMENT OF THE PARTIES. The parties agree that this document contains the entire agreement and understanding between them in relation to the subject matter hereof and no representations, warranties, covenants, understandings or agreements in relation thereto exist between the parties except as expressly set forth herein.


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


                  I. NOTICES. Every notice or other communication to be given by either party to the other party with respect to this Agreement shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service or United States certified mail, return receipt requested, postage prepaid, addressed, if to the Company at 4258 Communications Drive, Norcross, Georgia 30093, Attention, President, and if to the Employee at 4258 Communications Drive, Norcross, Georgia 30093, or such other address or addresses as the Company or the Employee may from time to time designate by written notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force and effect until received by the foregoing parties as such addresses specified herein.

                  J. DUPLICATE ORIGINALS. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  K. ARBITRATION. Any dispute or controversy of or relating to this Agreement, or any breach of this Agreement, shall be settled by arbitration to be held in Atlanta, Georgia, in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction and the parties irrevocably consent to the jurisdiction of the Georgia state courts for this purpose. The Company shall pay the costs and expenses of such arbitration.

                  L. ATTORNEYS' FEES. In the event that the Company or the Employee retains an attorney or attorneys to enforce performance of this Agreement by the other party or to obtain damages or other relief because of violation of the terms of this Agreement by the other party, then all reasonable attorneys' fees and costs of arbitration or litigation are to be borne and paid by the party determined to have failed to perform this Agreement or to be liable for damages or against which other relief is granted.

                  M. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of the Employee's employment to the extent necessary to the intended preservation of such rights and obligations.

                  N. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof and any such right, remedy or power may be exercised by such party from


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         time to time and as often as may be deemed expedient or necessary by such party in such party's sole discretion.

         The parties have executed this Agreement to be effective as of the date first above written.

                                            LEISURE TIME CASINOS & RESORTS, INC.




                                            By: /s/ Alan N. Johnson
                                               ---------------------------------
                                                Alan N. Johnson, President

Attest:

Gerald J. Boyle
-------------------------------------
Gerald J. Boyle, Secretary

                                            EMPLOYEE:


                                            /s/ Eric R. Dey
                                            ------------------------------------
                                            Eric R. Dey


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                                  SCHEDULE A


                     DESCRIPTION OF DUTIES AND COMPENSATION


EMPLOYEE:                                   Eric R. Dey

POSITION WITH COMPANY:                      Vice President of Finance

COMPENSATION:

                 Salary: Employee's salary shall be $150,000 per annum. The salary will be payable in accordance with Company policy and shall be reduced by all required withholdings and withholdings authorized by Employee.

                 Stock Option:              50,000 Shares of the Common Stock of
                                            Leisure Time Casinos & Resorts, Inc.
                                            exercisable at $12.00 per share and
                                            that vest as to 12,500 shares
                                            immediately, 12,500 shares on
                                            July 6, 2000, 12,500 shares on
                                            July 6, 2001, and 12,500 shares on
                                            July 6, 2002, provided that the
                                            option shall be immediately
                                            exercisable in full upon a change in
                                            control as defined in the Employment
                                            Agreement, all as set forth in the
                                            Stock Option Certificate attached
                                            hereto as Exhibit A.

BENEFITS:

                 Insurance:                 Medical, dental, disability (long
                                            and short term) and life to the
                                            extent available to all employees of
                                            the Company and paid in accordance
                                            with Company policy if elected by
                                            Employee.
                 Automobile
                 Allowance:                 The Company shall pay Employee an
                                            automobile allowance of $600 per
                                            month. The cost of the automobile
                                            and all expenses for the operation
                                            (including insurance) and
                                            maintenance of the automobile shall
                                            be paid by Employee.


                 401(k) Plan:               Available for Employee's election if
                                            eligible.

                 Flexible Spending
                 Account:                   Available for Employee's election if
                                            eligible.

                                    EXHIBIT A

                                                       OPTION TO PURCHASE 50,000
                                                          SHARES OF COMMON STOCK

         THIS OPTION IS NONTRANSFERABLE OTHER THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                            STOCK OPTION CERTIFICATE

         Leisure Time Casinos & Resorts, Inc., a Colorado corporation ("Company"), for good and valuable consideration, including the incentive to the Optionee to remain as an employee of the Company or of one of the Company's subsidiaries as a result of Optionee's ownership or increased ownership of the Company's $0.001 par value common stock ("Common Stock"), the receipt and sufficiency of which consideration hereby are acknowledged, irrevocably grants to the Optionee the option ("Option") to purchase the following number of shares of the Company's Common Stock, which shares shall hereinafter be referred to as the "Stock":

                     OPTIONEE'S NAME                NUMBER OF SHARES OF STOCK
                     ---------------                -------------------------

                     Eric R. Dey                              50,000

subject to (i) the terms and conditions of the Company's 1997 Incentive and Nonstatutory Stock Option Plan ("Plan"), (ii) the rules and regulations for the administration of the Plan which may be adopted from time to time and (iii) the following terms and conditions:

         1. EXERCISE PRICE. The purchase price ("Exercise Price") for Stock purchased pursuant to this Option is $12.00 per share of Stock which shall be paid in full at the time of exercise. The Exercise Price shall be paid in cash at the time of exercise except that the Company's Board of Directors administering the Plan ("Board") may, in its sole discretion, permit payment to be made with Common Stock owned by the Optionee or by surrender of all or part of this Option on terms and conditions determined by the Board. Optionee shall have no rights with respect to dividends or have any other rights as a shareholder with respect to the Stock subject to this Option until Optionee has given written notice of the exercise of the Option and has paid in full for such Stock.

         2. EXERCISE PERIOD. This Option shall be exercisable and shall expire in accordance with the following schedule:

         NUMBER OF SHARES      FIRST EXERCISE DATE          EXPIRATION DATE
         ----------------      -------------------          ---------------

              12,500               July 6, 1999               July 5, 2004
              12,500               July 6, 2000               July 5, 2005
              12,500               July 6, 2001               July 5, 2006
              12,500               July 6, 2002               July 5, 2007

         Notwithstanding the foregoing, the Option shall become exercisable in full immediately upon a change in control as such term is defined in the Employment Agreement dated July 6, 1999, between the Company and the Optionee.

         3. NUMBER OF SHARES. This Option shall be exercised only for 100 shares of Stock or a multiple thereof or for the full number of shares of Stock for which the Option is then exercisable.

         4. REPRESENTATION AS TO STOCK OWNERSHIP. Optionee does not own stock possessing more than 10% of the total combined voting power or value of all classes of securities of the Company outstanding ("10% Ownership"). If Optionee has more than 10% Ownership, the purchase price of the Stock upon exercise of this Option will be adjusted to reflect an exercise price of 110% of the fair market value of Common Stock at the close of business as of the date of the grant of this Option. For purposes of calculating such ownership by Optionee, the attribution rules of ownership set forth in Section 425(d) of the Internal Revenue Code of 1986, as amended, ("Code") shall apply.

         5. LIMITATIONS ON EXERCISE OF OPTION. To be an incentive stock option under Section 422 of the Code, the fair value of the options which first become exercisable under this and all other incentive stock options of Optionee during any one calendar year may not exceed $100,000. Any portion of this Option which exceeds such amount shall not be an incentive stock option under Section 422 of the Code. For purposes of this Section 5, the fair market value of the Common Stock subject to the Plan or any other plan shall be determined as of the date such options are granted.

         6. DEATH OF OPTIONEE. If Optionee dies during Optionee's employment by the Company or by one of the Company's subsidiaries or within three months after Optionee's termination of employment as a result of retirement or disability, this Option shall be exercisable only as to that portion of the Stock that was exercisable as of the date of death and only within one year after Optionee's death or the applicable Expiration Date, whichever is earlier, by the personal representative or administrator of Optionee's estate or by any person who acquired the right to exercise this Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in continuous status as an employee 12 months after the date of death.



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

         7. RETIREMENT OF OPTIONEE. If Optionee's employment with the Company or with one of the Company's subsidiaries terminates by reason of retirement, this Option shall be exercisable only within three months after the date of such termination, but not later than the applicable Expiration Date and then only to the extent to which the Option was exercisable at the time of such termination of employment by retirement. However, if Optionee dies within three months, after termination of Optionee's employment by retirement, this Option, to the extent it was exercisable at the time of Optionee's death, shall thereafter be exercisable for one year after the date of Optionee's death, but not later than the applicable Expiration Date.

         8. DISABILITY OF OPTIONEE. In the event the Optionee is unable to continue Optionee's employment with the Company or with one of the Company's subsidiaries as a result of Optionee's total and permanent disability (as defined in the Plan), Optionee may, but only within 12 months from the date of termination as a result of such disability, exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise this Option (which Optionee was entitled to exercise) within the time specified herein or by the applicable Expiration Date, whichever is earlier, the Option shall terminate.

         9. TERMINATION OF EMPLOYMENT. If Optionee's employment is terminated for any reason other than death, disability or retirement, this Option, if it is exercisable at the time of termination, shall terminate on the applicable Expiration Date or three months after the date Optionee ceases to be an employee of the Company or of one of the Company's subsidiaries as is determined by the Board, whichever is earlier.

         10. NONTRANSFERABILITY OF OPTION. This Option may not be transferred by Optionee otherwise than by will or the laws of descent and distribution. During Optionee's lifetime, this Option will be exercisable only by Optionee.

         11. LEAVE OF ABSENCE. For purposes of this Option, (i) a leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided Optionee's right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

         12. HOLDING PERIOD OF SHARES. To be an incentive stock option as defined in the Plan, no Stock acquired upon exercise of this Option shall be sold or otherwise disposed of, within the meaning of Section 424(c) of the Code, at any time before two years from the date of this Option or one year after the date of exercise of this Option. However, if the Optionee transfers such Stock to a trustee, receiver, or other similar fiduciary in any proceeding under Title 11 of the United States Bankruptcy Law or any other similar insolvency proceeding at a time when the Optionee is insolvent, the Optionee shall not have been deemed to have made a transfer or disposition for purposes of this Section 12, nor shall one who acquires the Stock from



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


the Company with another person in joint tenancy be deemed to have made a transfer or disposition.

         13. MANNER OF EXERCISE. Subject to the terms and conditions contained herein and in the Plan, if applicable, this Option may be exercised in whole or in part at any time and from time to time after the applicable first exercise date and prior to the applicable Expiration Date by the delivery of written notice to any officer or director of the Company other than Optionee, together with full payment for the Stock purchased. The notice (i) shall state the election to exercise this Option, (ii) shall state the number of shares of Stock in respect to which the Option is being exercised, (iii) shall state Optionee's address, (iv) shall state Optionee's social security number, (v) shall contain such representations and agreements concerning Optionee's investment intent with respect to such Stock as shall be satisfactory to the Company's counsel, (vi) shall state that the Certificate evidencing the Stock may be stamped with a restrictive legend and the Stock evidenced by such Certificate will constitute "Restricted Securities" as defined in Rule 144 promulgated under the Securities Act of 1933, and (vii) shall be signed by Optionee. As a further condition to the exercise of this Option, the Company may require Optionee to make any representations and warranties to the Company as may be required by any applicable law or regulation.

         14. AMENDMENT AND ADMINISTRATION. The Board shall have the authority, consistent with the Plan, to interpret the Plan and this Option, to adopt, amend and rescind rules and regulations for the administration of the Plan and this Option, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Board shall be final and conclusive for all purposes and binding upon Optionee.

         15. MISCELLANEOUS. This Option shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon and all rights granted to the Optionee and all rights reserved by the Company under this Option shall be binding upon and inure to the benefit of Optionee, Optionee's heirs, personal representatives, administrators and successors. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of the plural may be construed as denoting the singular and words of one gender may be construed as denoting such other gender as is appropriate.

         16. WITHHOLDING TAX. To the extent that the exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, Optionee shall deliver to the Company at the time of such exercise such amount of money or shares of Common Stock as the Company may require to meet its obligations under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld as a result of such compensation income. The Company is further authorized in its discretion to satisfy such withholding requirement out of any cash or Stock distributable to Optionee upon such exercise.

         Dated:  July 6, 1999

                                            LEISURE TIME CASINOS & RESORTS, INC.



                                            By:
                                               ---------------------------------
                                                Alan N. Johnson, President

Agreed to:


----------------------------------------
Eric R. Dey



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